UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 16, 2013, the Company received a notification from the NASDAQ Stock Market (“NASDAQ”) stating that the Company was no longer in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. The Company subsequently submitted to the staff of the listing qualifications department of NASDAQ (the “NASDAQ Staff”), pursuant to the NASDAQ Staff’s request as set forth in the notification, a plan to regain compliance with NASDAQ’s continued listing requirements. The NASDAQ Staff has discretion to grant up to 180 calendar days (i.e., to February 10, 2014) from the original non-compliance date for the Company to regain compliance. A 180 calendar day extension is the maximum discretionary period the NASDAQ Staff may grant without requiring further proceedings involving a NASDAQ hearings panel.

On November 18, 2013, the Company received a supplemental notice from NASDAQ stating that (i) the Company’s compliance plan remains under review by the NASDAQ Staff, and (ii) the Company is also out of compliance with NASDAQ Listing Rule 5250(c)(1) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The supplemental notice further requests that the Company provide the NASDAQ Staff with an update to its compliance plan by December 4, 2013. The Company intends to provide the requested update to the NASDAQ Staff by such date.

On November 22, 2013 the Company issued a press release regarding the foregoing matters. A copy of the press release is filed herewith as Exhibit 99.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: November 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 22, 2013